Exhibit 99.1

STORM CAT ENERGY CORPORATION RECEIVES DELISTING NOTICES

FROM THE NEW YORK ALTERNEXT US LLC AND TORONTO STOCK EXCHANGES

DENVER, Colorado and CALGARY, Alberta – November 20, 2008 – Storm Cat Energy Corporation (NYSE Alternext US: SCU; TSX: SME) today reported that it has received a delisting notice from the NYSE Alternext US LLC (NYSE Alternext US) pursuant to Section 1009 of the NYSE Alternext US Company Guide.  Key reasons for the delisting of the Company’s stock cited by the NYSE Alternext US include, among others, the subsidiaries of Storm Cat having filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code on November 10, 2008, its recent financial performance, and the low per share trading price of Storm Cat’s common stock for a substantial period of time, as addressed by the NYSE Alternext US Company Guide in Sections 1003(a)(i)-(iv), 1003(c)(3) and 1003(f)(v).

Separately, the Company received a notice from the Toronto Stock Exchange (the “TSX”) stating that the TSX had decided to suspend trading of the Company’s common shares immediately and to delist the Company’s common shares as of the close of business on December 18, 2008.  The delisting was imposed due to similar reasons cited by the NYSE Alternext US.

Storm Cat has a limited right to appeal the NYSE Alternext US’s decision until November 24, 2008, and is required to appeal the TSX’s decision before December 18, 2008.  At present, Storm Cat has elected not to take any specific actions or responses to the NYSE Alternext US or TSX delisting notices.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the exploration, production and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations and, secondarily, from conventional formations. The Company has producing properties in Wyoming’s Powder River Basin and Arkansas’ Arkoma Basin and exploration and development acreage in Canada. The Company’s shares trade on the NYSE Alternext US under the symbol “SCU” and in Canada on the TSX under the symbol “SME.”

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to potential future production and growth, proposed new wells and infrastructure improvements affecting the Company’s operations. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends, “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the debtor-in-possession facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and  maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan; (x) the ability of the Company to attract, motivate and/or retain key executives and employees; (xi) the ability of the Company to attract and retain customers; (xii) the ability of the Company to maintain its listings on the NYSE Alternext US and TSX; and (xiii) the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2007.

Company Contact:

Joseph M. Brooker

Chief Executive Officer

Phone: 303-991-5070

www.stormcatenergy.com